As filed with the Securities and Exchange Commission on May 16, 2023.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

The AZEK Company Inc.

(Exact name of registrant as specified in its charter)

Delaware	3089	90-1017663
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1330 W Fulton Street, Suite 350

Chicago, IL 60607

(877) 275-2935

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jesse Singh

Chief Executive Officer

1330 W Fulton Street, Suite 350

Chicago, IL 60607

(877) 275-2935

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John L. Savva, Esq. Rita-Anne O’Neill, Esq. Sullivan & Cromwell LLP 1870 Embarcadero Road Palo Alto, CA 94303 (650) 461-5600	Morgan Walbridge, Esq. Senior Vice President and Chief Legal Officer The AZEK Company Inc. 1330 W Fulton Street, Suite 350 Chicago, IL 60607 (877) 275-2935

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of ‘‘large accelerated filer,’’ ‘‘accelerated filer,’’ ‘‘smaller reporting company’’ and ‘‘emerging growth company’’ in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PROSPECTUS

Class A Common Stock

This prospectus relates solely to sales of Class A common stock of The AZEK Company Inc. by selling stockholders. The selling stockholders, who will be named in a prospectus supplement, may offer and sell shares of our Class A common stock from time to time in amounts, at prices and on terms that will be determined at the time of any such offering. We will not receive any proceeds from the sale of shares of Class A common stock to be offered by the selling stockholders.

This prospectus describes some of the general terms that may apply to our Class A common stock. Each time any shares of Class A common stock are offered pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering, including the number of shares of our common stock to be sold by the selling stockholders. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement, as well as the documents incorporated by reference herein or therein, carefully before you make your investment decision.

This prospectus may not be used to offer and sell shares of our Class A common stock unless accompanied by a prospectus supplement or a free writing prospectus.

The shares of our Class A common stock may be sold at fixed prices, prevailing market prices at the times of sale, prices related to the prevailing market prices, varying prices determined at the times of sale or negotiated prices. The shares of our Class A common stock offered by this prospectus and the accompanying prospectus supplement may be offered by the selling stockholders directly to investors or to or through underwriters, dealers or other agents. The prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of any underwriters, dealers or agents involved in the offering and any applicable fees, commissions or discount arrangements.

Our Class A common stock is listed on the New York Stock Exchange, or NYSE, under the symbol ‘‘AZEK’’. The last reported sale price of our Class A common stock on May 15, 2023 was $25.38 per share.

Investing in our common stock involves a high degree of risk. See ‘‘Risk Factors’’ on page 6 of this prospectus and any similar section contained in the applicable prospectus supplement to read about factors you should consider before buying shares of our Class A common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 16, 2023.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or SEC, as a ‘‘well-known seasoned issuer’’ as defined in Rule 405 under the Securities Act of 1933, as amended, which we refer to as the Securities Act. Under the automatic shelf registration process, the selling stockholders may, from time to time, offer and/or sell shares of our Class A common stock in one or more offerings or resales. This prospectus provides you with a general description of the Class A common stock that the selling stockholders may offer. Each time the selling stockholders sell shares of Class A common stock using this prospectus, we will provide a prospectus supplement and attach it to this prospectus and may also provide you with a free writing prospectus.

The prospectus supplement and any free writing prospectus will contain more specific information about the offering, including the names of the selling stockholders. The prospectus supplement may also add, update, change or clarify information contained in or incorporated by reference into this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. If there is any inconsistency between the information in this prospectus and the information in the prospectus supplement, you should rely on the information in the prospectus supplement.

The rules of the SEC allow us to incorporate by reference information into this prospectus. This means that important information is contained in other documents that are considered to be a part of this prospectus. Additionally, information that we file later with the SEC will automatically update and supersede this information. You should carefully read this prospectus, the applicable prospectus supplement, together with the additional information that is incorporated or deemed incorporated by reference in this prospectus as described under the heading ‘‘Where You Can Find Additional Information; Incorporation of Certain Information by Reference,’’ and any applicable free writing prospectus before making an investment in our Class A common stock. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference, as exhibits to the Registration Statement of which this prospectus is a part. The Registration Statement, including the exhibits and documents incorporated or deemed incorporated by reference in this prospectus, can be read on the SEC website.

THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT OR A FREE WRITING PROSPECTUS.

Neither the delivery of this prospectus, any applicable prospectus supplement or any free writing prospectus, nor any sale made using this prospectus, any applicable prospectus supplement or any free writing prospectus, implies that there has been no change in our affairs or that the information contained in, or incorporated by reference in, this prospectus, any applicable prospectus supplement or any free writing prospectus is correct as of any date after their respective dates. You should not assume that the information contained in, or incorporated by reference in, this prospectus, any applicable prospectus supplement or any free writing prospectus prepared by us is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should rely only on the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectuses related hereto that we have prepared. Neither we nor any selling stockholder or any of our or their respective affiliates have authorized anyone to provide you with different information and we and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement or any free writing prospectus is accurate as of any date other than the respective dates thereof. This prospectus and any accompanying prospectus supplement or any free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement or any free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

For investors outside the United States: neither we nor any selling stockholders nor any of our or their respective affiliates have not done anything that would permit this offering or the possession or distribution of this prospectus in any jurisdiction where action for those purposes is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, this offering of Class A common stock and the distribution of this prospectus outside the United States.

Our fiscal year ends on September 30. Any references to fiscal years in this prospectus are to the 12 months ended September 30 of that year and any references to fiscal quarters in this prospectus are to the applicable quarter or quarters within a fiscal year. Unless the context otherwise requires, all references in this prospectus to “The AZEK Company,” “AZEK,” the “company,” “we,” “us,” “our” or similar terms refer to The AZEK Company Inc. and its consolidated subsidiaries.

WHERE YOU CAN FIND ADDITIONAL INFORMATION;

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website that contains our reports, proxy and other information regarding us at www.sec.gov. We also maintain a website at www.azekco.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with or furnished to the SEC. Information contained on, or that can be accessed through, our website is not incorporated by reference in this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus), and you should not consider such information on our website to be part of this prospectus.

The SEC allows “incorporation by reference” into this prospectus of information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered to be a part of this prospectus and any information filed by us with the SEC subsequent to the date of this prospectus automatically will be deemed to update and supersede this information. We incorporate by reference the following documents which we have filed with the SEC (excluding any documents or portions of such documents that have been “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended, or the Exchange Act):

•	our Annual Report on Form 10-K for the year ended September 30, 2022, which we filed with the SEC on November 29, 2022;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended September 30, 2022 from our Definitive Proxy Statement on Schedule 14A for our 2023 Annual Meeting of Stockholders, filed with the SEC on January 17, 2023;

•

our Quarterly Report on Form 10-Q for the quarter ended December 31, 2022, which we filed with the SEC on February  9, 2023, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, which we filed with the SEC on May 5, 2023;

•	our Current Reports on Form 8-K, which we filed with the SEC on October 18, 2022 and March 1, 2023; and

•

the description of our Class  A common stock contained in our registration statement on Form 8-A, as filed on June 9, 2020, as amended by the description of our Class  A common stock contained in Exhibit 4.3 to our Annual Report on Form 10-K for the year ended September 30, 2021, and including any other amendments or reports filed for the purpose of updating such description.

We incorporate by reference any filings made with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and the date all of the securities offered hereby are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 and Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of Form 8-K, which is not deemed filed and which is not incorporated by reference herein. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference in this prospectus, modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You should direct requests for documents to:

The AZEK Company Inc.

Attention: Corporate Secretary

1330 W Fulton Street

Suite 350

Chicago, IL 60607

(877) 275-2935

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference into this prospectus, contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in or incorporated by reference into this prospectus, including statements regarding future operations, are forward-looking statements. In some cases, forward-looking statements may be identified by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “expect,” “objective,” “plan,” “potential,” “seek,” “grow,” “target,” “if,” or the negative of these terms and similar expressions intended to identify forward-looking statements. In particular, statements about potential new products and product innovation, statements regarding the potential impact of climate change and extreme weather events, the COVID-19 pandemic or geopolitical conflicts, such as the conflict between Russia and Ukraine, statements about the markets in which we operate and the economy more generally, including inflation and interest rates, supply and demand balance, growth of our various markets and growth in the use of engineered products as well as our ability to share in such growth, statements about our ability to source our raw materials in line with our expectations, future pricing for our products or our raw materials and our ability to successfully manage market and interest rate risks and control or reduce costs, statements with respect to our ability to meet future goals and targets, including our environmental, social and governance targets, and our expectations, beliefs, plans, strategies, objectives, prospects, assumptions or future events or performance contained in the documents that we incorporate by reference into this prospectus are forward-looking statements. We have based these forward-looking statements primarily on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the section titled “Risk Factors” set forth in Part I, Item 1A of our Annual Report on Form 10-K for the year ended September 30, 2022 and in our subsequent filings with the SEC, as incorporated by reference into this prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in the documents that we incorporate by reference into this prospectus may not occur and actual results may differ materially and adversely from those anticipated or implied in the forward-looking statements. You should read this prospectus, including the documents that we incorporate by reference into this prospectus, with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject based on information available to us as of the date such statement was made. While we believe that such information provides a reasonable basis for these statements, such information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. Given these risks and uncertainties, investors are cautioned not to place undue reliance on such forward-looking statements.

Any forward-looking statement speaks only as of the date on which such statement is made. Forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we disclaim any intention and undertake no obligation to update any of our forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as required by law.

THE COMPANY

We are an industry-leading designer and manufacturer of beautiful, low-maintenance and environmentally sustainable outdoor living products, including TimberTech® decking, Versatex® and AZEK® Trim, and

StruXure™ pergolas. Homeowners are investing in their outdoor spaces and are increasingly recognizing the significant advantages of engineered, long-lasting products, which are converting demand away from traditional materials, particularly wood. Our products transform those outdoor spaces by combining highly appealing aesthetics with significantly lower maintenance costs compared to traditional materials. Our innovative portfolio of outdoor living products, including decking, railing, trim, siding, pergolas, cladding and accessories, inspires consumers to design outdoor spaces tailored to their unique lifestyle needs. In addition to our leading suite of outdoor living products, we sell a broad range of highly engineered products that are sold in commercial markets, including partitions, lockers and storage solutions. One of our core values is to “always do the right thing”. We make decisions according to what is right, not what is the cheapest, fastest or easiest, and we strive to always operate with integrity, transparency and with the customer in mind. In furtherance of that value, we are focused on sustainability across our operations and have adopted strategies to enable us to meet the growing demand for environmentally-friendly products.

Corporate Information

Our principal executive offices are located at 1330 W Fulton Street, Suite 350, Chicago, Illinois 60607, and our telephone number is 877-275-2935. Our website address is www.azekco.com. Our website and the information contained on, or that can be accessed through, our website is not deemed to be incorporated by reference into, and is not considered part of, this prospectus. You should not rely on any such information in making your decision whether to purchase our Class A common stock.

“The AZEK Company,” “AZEK®,” “TimberTech®,” “ULTRALOX®,” “VERSATEX®,” “Vycom®,” “Scranton Products®,” “StruXure™,” “INTEX™,” the AZEK® logo, the StruXure™ logo, the INTEX™ logo and other trademarks or service marks of The AZEK Company and its direct and indirect subsidiaries appearing in this prospectus (or in documents we have incorporated by reference) are the property of The AZEK Company. Additional trade names, trademarks and service marks of others appearing in this prospectus (or in documents we have incorporated by reference) are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in the documents incorporated by reference in this prospectus may appear without the ® or ™ symbols.

RISK FACTORS

You should consider the specific risks described in in Part I, Item 1A of our Annual Report on Form 10-K for the year ended September 30, 2022, the risk factors described under the caption ‘‘Risk Factors’’ in any applicable prospectus supplement or any free writing prospectus that we provide you in connection with an offering of shares of our common stock pursuant to this prospectus and any risk factors set forth in our other filings with the SEC, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are incorporated or deemed to be incorporated by reference in this prospectus, before making an investment decision. See ‘‘Where You Can Find Additional Information; Incorporation of Certain Information by Reference.’’ Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. The risks and uncertainties are not limited to those set forth in the risk factors described in these documents. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition and/or operating results. In addition, past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods.

USE OF PROCEEDS

All shares of our Class A common stock offered by this prospectus will be sold by the selling stockholders. We will not receive any proceeds from the sale of shares by the selling stockholders.

DESCRIPTION OF CAPITAL STOCK

The following descriptions are summaries of our capital stock, certain provisions of our certificate of incorporation and bylaws and certain provisions of Delaware law. These summaries are not intended to be exhaustive. For further information, you should also refer to the full versions of our certificate of incorporation and our bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part.

General

Our certificate of incorporation provides for two classes of common stock: Class A common stock and Class B common stock. In addition, our certificate of incorporation authorizes shares of undesignated preferred stock, the rights, preferences and privileges of which may be designated from time to time by our board of directors.

Our authorized capital stock consists of 1,201,000,000 shares, all with a par value of $0.001 per share, of which 1,100,000,000 shares are designated as Class A common stock, 100,000,000 shares are designated as Class B common stock and 1,000,000 shares are designated as preferred stock.

As of April 28, 2023, there were 150,932,386 shares of our Class A common stock outstanding, 100 shares of our Class B common stock outstanding and no shares of our preferred stock outstanding. As of April 28, 2023, there were approximately 28 stockholders of record of our Class A common stock, although we believe there is a significantly larger number of beneficial owners whose shares are held in street name by brokers and other nominees, and one stockholder of record of our Class B common stock.

Common Stock

Voting Rights

Each share of our Class A common stock entitles its holder to one vote per share on all matters to be voted upon by the stockholders. Each share of our Class B common stock entitles its holder to one vote per share on all matters to be voted upon by stockholders, except with respect to the election, removal or replacement of directors. Shares of our Class B common stock do not entitle the holders thereof to vote with respect to the election, removal or replacement of directors. There is no cumulative voting, which means that a holder or group of holders of more than 50% of the shares of our Class A common stock can elect all of our directors. For a description of the stockholders agreement, or the Stockholders Agreement, entered into by us and the Sponsors prior to our IPO, see “Related Person Transactions” contained in our Definitive Proxy Statement on Schedule 14A, filed with the SEC on January 17, 2023, and incorporated herein by reference.

Dividend Rights

The holders of our Class A common stock and Class B common stock are entitled to receive, and will share ratably in, dividends when and as declared by our board of directors from legally available sources, subject to the prior rights of the holders of our preferred stock, if any.

Conversion Rights

Holders of our shares of Class B common stock may convert their shares of Class B common stock into shares of our Class A common stock on a one-for-one basis, in whole or in part, at any time and from time to time at their option. Additionally, each share of Class A common stock is convertible into one share of Class B common stock at any time and from time to time at the option of the holder so long as such holder holds one or more shares of Class B common stock at the time of conversion. Ontario Teachers’ Pension Plan Board, or OTTP, will hold all shares of our Class B common stock outstanding immediately following this offering.

Preemptive or Similar Rights

Our Class A common stock and Class B common stock are not entitled to preemptive rights. The rights of the holders of our Class A common stock and Class B common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that our board of directors may designate and issue in the future.

Liquidation Rights

Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our Class A common stock and Class B common stock and any participating preferred stock outstanding at that time after payment of liquidation preferences, if any, on any outstanding shares of preferred stock and payment of claims of creditors.

Preferred Stock

Our board of directors is authorized to issue up to 1,000,000 shares of our preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, to fix the designation, powers, preferences and rights of the shares of each series and any qualifications, limitations or restrictions thereof, in each case without further action by our stockholders. Subject to the terms of any series of preferred stock so designated, our board of directors is also authorized to increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding. Our board of directors may authorize the issuance of preferred stock with voting or conversion or other rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control and could adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock. We have no current plan to issue any shares of preferred stock in the foreseeable future.

Anti-Takeover Provisions

Below are brief summaries of various anti-takeover provisions contained primarily in our organizational documents. We believe the benefits of these provisions, including increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company, outweigh the disadvantages of discouraging takeover proposals, because negotiation of takeover proposals could result in an improvement of their terms.

Anti-Takeover Statute

Our certificate of incorporation provides that we are not governed by Section 203 of the Delaware General Corporation Law, or the DGCL, which, in the absence of such provisions, would have imposed additional requirements regarding mergers and other business combinations.

However, our certificate of incorporation includes a provision that restricts us from engaging in any business combination with an interested stockholder for three years following the date that person becomes an interested stockholder. These restrictions do not apply to any business combination involving Ares Management Corporation, or Ares, or OTPP, or any affiliate of either of Ares or OTPP or their respective direct and indirect transferees, on the one hand, and us, on the other. We refer to Ares and OTTP collectively as the Sponsors.

Additionally, we would be able to enter into a business combination with an interested stockholder if:

•

before that person became an interested stockholder, our board of directors approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination;

•

upon consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) stock held by directors who are also officers of our Company and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held under the plan will be tendered in a tender or exchange offer; or

•

following the transaction in which that person became an interested stockholder, the business combination is approved by our board of directors and authorized at a meeting of stockholders by the affirmative vote of the holders of at least 66 2/3% of our outstanding voting stock not owned by the interested stockholder.

In general, a “business combination” is defined to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder and an “interested stockholder” is any person who, together with affiliates and associates, is the owner of 15% or more of our outstanding voting stock or is our affiliate or associate and was the owner of 15% or more of our outstanding voting stock at any time within the three-year period immediately before the date of determination. Under our certificate of incorporation, an “interested stockholder” generally does not include our Sponsors or any affiliate of either of our Sponsors or their respective direct and indirect transferees.

This provision of our certificate of incorporation could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Anti-Takeover Effects of Certain Provisions of Our Certificate of Incorporation and Bylaws

Undesignated Preferred Stock

As discussed above, subject to the terms of the Stockholders Agreement, our board of directors has the ability to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire control of us. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management.

Action by Written Consent; Special Meetings of Stockholders

Our certificate of incorporation provides that, from and after the time when the Sponsors collectively cease to beneficially own at least a majority of the shares of our outstanding common stock, which time we refer to as the Trigger Date, our stockholders may not act by written consent, which may lengthen the amount of time required to take stockholder actions. The Trigger Date has occurred, and, therefore, a holder controlling a majority of our common stock will not be able to amend our bylaws or remove directors without holding a meeting of our stockholders called in accordance with our bylaws. In addition, our certificate of incorporation provides that, from and after the Trigger Date, special meetings of the stockholders may be called only by the chairperson of our board of directors, our Chief Executive Officer or our board of directors. Following the Trigger Date, stockholders may not call a special meeting of stockholders, which may delay the ability of our stockholders to force consideration of a proposal or for holders controlling a majority of our common stock to take any action, including the removal of directors.

Advance Notice Procedures

Our bylaws establish advance notice procedures with respect to stockholder proposals and stockholder nomination of candidates for election as directors. These provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.

Board Classification

Our board of directors is currently divided into three classes, with each class serving a three-year term beginning and ending in different years than those of the other two classes. Our certificate of incorporation also provides for the phasing out of the classification of our board of directors, beginning at the 2023 annual meeting of stockholders. Our Class III directors that were elected at the 2023 annual meeting of stockholders are serving a one-year term and are subject to re-election at our annual meeting of stockholders to be held in 2024, alongside the election of our Class I directors. Our Class II directors are subject to re-election at our annual meeting of stockholders to be held in 2025, upon which the declassification of our board of directors will be complete and all directors will be subject to annual election for one-year terms.

Removal of Directors; Vacancies

Consistent with Delaware law, our certificate of incorporation provides that directors elected annually may be removed either with or without cause. Directors elected for and serving out the remainder of a three-year term would continue to be removable only for cause. Once our board of directors is fully declassified, directors elected to fill vacancies and newly created seats on the board of directors will serve for a term expiring at the next annual meeting of stockholders, and, while the declassification of our board of directors is being phased in, any director elected to a newly created seat on the board of directors will serve for the same term as the remainder of the class to which the director is elected.

No Cumulative Voting

Because our stockholders do not have cumulative voting rights, stockholders holding a majority of the voting power of the Class A common stock outstanding are able to elect all of our directors. The absence of cumulative voting makes it more difficult for a minority stockholder to nominate and elect a director to our board of directors in order to influence our board of directors’ decision regarding a takeover or otherwise.

Amendment of Charter and Bylaw Provisions

Except as described under “—Corporate Opportunity,” the amendment of certain of the provisions of our certificate of incorporation described in this prospectus requires approval by holders of at least a majority of the voting power of our outstanding common stock. Our certificate of incorporation provides that our board of directors may from time to time adopt, amend, alter or repeal our bylaws without stockholder approval. In addition, the stockholders may adopt, amend, alter or repeal our bylaws by the affirmative vote of a majority of the voting power of our outstanding common stock.

Corporate Opportunity

Section 122(17) of the DGCL permits a corporation to renounce, in advance, in its certificate of incorporation or by action of its board of directors, any interest or expectancy of a corporation in certain classes or categories of business opportunities. Where business opportunities are so renounced, certain of our officers and directors will not be obligated to present any such business opportunities to us. Our certificate of incorporation provides that, to the fullest extent permitted by law, no officer or director of ours who is also an officer, director, employee, managing director, or other affiliate of the Sponsors will be liable to us or our stockholders for breach of any fiduciary duty by reason of the fact that any such individual directs a corporate opportunity to a Sponsor, as applicable, instead of us, or does not communicate information regarding a corporate opportunity to us that the officer, director, employee, managing director, or other affiliate has directed to such Sponsor, as applicable. This provision may not be modified without the written consent of the Sponsors until such time as neither Ares nor OTPP owns any of our outstanding shares of common stock.

Choice of Forum

Our certificate of incorporation provides that the Court of Chancery of the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) will be the exclusive forum for: (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a breach of fiduciary duty owed by any director or officer or other employee to us or our stockholders; (iii) any action asserting a claim against us or any of our directors, officers or other employees arising pursuant to any provision of the DGCL, our certificate of incorporation or our bylaws (as they may be amended from time to time); (iv) any action asserting a claim against us or any of our directors, officers or other employees governed by the internal affairs doctrine; (v) any action or proceeding to interpret, apply, enforce or determine the validity of our certificate of incorporation or our bylaws (including any right, obligation or remedy under our certificate of incorporation or our bylaws); and (vi) any action or proceeding as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware. This provision would not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the U.S. federal courts have exclusive jurisdiction. These provisions provide that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, subject to and contingent upon a final adjudication in the State of Delaware of the enforceability of such exclusive-forum provision. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of, and consented to, the forum provisions in our certificate of incorporation. However, it is possible that a court could find our forum selection provisions to be inapplicable or unenforceable.

Limitations of Liability, Indemnification and Advancement

Our certificate of incorporation and bylaws provide that we will indemnify and advance expenses to our directors and officers, and may indemnify and advance expenses to our employees and other agents, to the fullest extent permitted by Delaware law, which prohibits our certificate of incorporation from limiting the liability of:

•	our directors or officers for any breach of such director’s or officer’s duty of loyalty to us or to our stockholders;

•	our directors or officers for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	our directors for unlawful payment of dividends or unlawful stock repurchases or redemptions;

•	our directors or officers for any transaction from which such director or officer derived an improper personal benefit; and

•	our officers for any actions brought by us or in our right.

If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director or officer, then the liability of our directors and officers will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended, provided that the liability of officers in actions brought by us or in our right shall not be eliminated or limited. Our certificate of incorporation does not eliminate a director’s or officer’s duty of care and, in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, remain available under Delaware law. This provision also does not affect a director’s or officer’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws. Under our certificate of incorporation and bylaws, we will also be empowered to purchase insurance on behalf of any person whom we are required or permitted to indemnify.

In addition to the indemnification and advancement of expenses required in our certificate of incorporation and bylaws, we have entered into indemnification agreements with each of our current directors and executive officers. These agreements provide for the indemnification of, and the advancement of expenses to, such persons for all reasonable expenses and liabilities, including attorneys’ fees, judgments, fines and settlement amounts, incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were serving in such capacity. We believe that these charter and bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors’ and officers’ liability insurance.

The limitation of liability, indemnification and advancement provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against our directors or officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification or advancement by any director or officer.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock and Class B common stock is Equiniti Trust Company, doing business as EQ Shareowner Services.

Listing

Our Class A common stock is listed on the NYSE under the symbol “AZEK”.

SELLING STOCKHOLDERS

Information regarding the beneficial ownership of our common stock by the selling stockholders, the number of shares being offered by the selling stockholders and the number of shares beneficially owned by the selling stockholders after the applicable offering will be set forth in a prospectus supplement, free writing prospectus, post-effective amendment or filings we make with the SEC under the Exchange Act that are incorporated by reference.

PLAN OF DISTRIBUTION

The selling stockholders may sell the Class A common stock offered by this prospectus from time to time in one or more transactions, including without limitation:

•	directly to one or more purchasers;

•	through agents;

•	to or through underwriters, brokers or dealers; or

•	through a combination of any of these methods.

In addition, the manner in which the selling stockholders may sell some or all of the securities covered by this prospectus includes any method permitted by law, including, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions.

The selling stockholders may also enter into hedging transactions. For example, the selling stockholders may:

•

enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from the selling stockholders to close out its short positions;

•	sell securities short and redeliver such shares to close out the short positions;

•

enter into option or other types of transactions that require the selling stockholders to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or

•

loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

The securities covered by this prospectus may be sold:

•	on a national securities exchange;

•	in the over-the-counter market; or

•	in transactions otherwise than on an exchange or in the over-the-counter market, or in combination.

A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:

•	the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the securities and the net proceeds to be received by the selling stockholders from the sale;

•	any delayed delivery arrangements;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or markets on which the securities may be listed.

The offer and sale of the securities described in this prospectus by the selling stockholders, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

General

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Any selling stockholders, underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be ‘‘underwriters’’ as defined in the Securities Act. Any discounts or commissions they receive from the selling stockholders and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

The selling stockholders and other persons participating in the sale or distribution of the securities will be subject to the applicable provisions of the Exchange Act, and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the selling stockholders, or any other person. The anti-manipulation rules under the Securities Act may apply to sales of securities in the market and to the activities of the selling stockholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

The selling stockholders are not restricted as to the price or prices at which the securities may be sold. Sales of such securities may have an adverse effect on the market price of the securities.

Moreover, it is possible that a significant number of shares of common stock could be sold at the same time, which may have an adverse effect on the market price of the securities.

We cannot assure you that the selling stockholders will sell all or any portion of the securities offered hereby.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. The selling stockholders may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or pricing supplement, as the case may be.

Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that the selling stockholders will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

The selling stockholders may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. The selling stockholders may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for the selling stockholders. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be will identify any remarketing firm and will describe the terms of its agreement, if any, with the selling stockholders and its compensation.

In connection with offerings made through underwriters or agents, the selling stockholders may enter into agreements with such underwriters or agents pursuant to which the selling stockholders receive outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received by the selling stockholders under these arrangements to close out any related open borrowings of securities.

Dealers

The selling stockholders may sell the offered securities to dealers as principals. The selling stockholders may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with the selling stockholders, at the time of resale. Dealers engaged by the selling stockholders may allow other dealers to participate in resales.

Direct Sales

The selling stockholders may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

The selling stockholders may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

The selling stockholders will enter into such delayed contracts only with institutional purchasers that the selling stockholders approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

The selling stockholders may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act.

Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for the selling stockholders in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market-Making, Stabilization and Other Transactions

In connection with any offering of common stock, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. ‘‘Covered’’ short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the common stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make ‘‘naked’’ short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

VALIDITY OF CLASS A COMMON STOCK

The validity of the shares of Class A common stock being offered by this prospectus will be passed upon for us by Sullivan & Cromwell LLP, Palo Alto, California.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended September 30, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The expenses relating to the registration of the securities will be borne by the Registrant. Such expenses are estimated to be as follows:

SEC Registration Fee	$	*
FINRA Filing Fee		**
Accounting Fees and Expenses		**
Legal Fees and Expenses		**
Printing Expenses		**
Transfer Agent, Registrar and Trustee Fees		**
Stock Exchange Listing Fee		**
Miscellaneous Expenses		**
Total	$	**

*	Deferred in accordance with Rule 456(b) and Rule 457(r) of the Securities Act.
**	Since an indeterminate amount of securities is covered by this Registration Statement, the expenses in connection with the issuance and distribution of the securities are not currently determinable.

Item 15. Indemnification of Directors and Officers.

We are incorporated under the laws of the State of Delaware. Section 102 of the Delaware General Corporation Law, or the DGCL, permits the limitation of directors’ and officers’ personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director or officer except for (i) any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) breaches under section 174 of the DGCL, which relates to unlawful payments of dividends or unlawful stock repurchases or redemptions, (iv) any transaction from which the director or officer derived an improper personal benefit and (v) in actions against officers brought by or in the right of the corporation.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions against directors brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

As permitted by the DGCL, our certificate of incorporation and bylaws provide that we will indemnify and advance expenses to our directors and officers, and may indemnify and advance expenses to our employees and other agents, to the fullest extent permitted by Delaware law. If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director or officer, then the liability of our directors and officers will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended, provided that the liability of officers in actions brought by us or in our right shall not be eliminated or limited.

We have entered into agreements with our directors and executive officers that require us to indemnify them against expenses, judgments, fines, settlements and other amounts that any such person becomes legally obligated to pay in connection with any proceeding to which such person may be made a party by reason of the fact that such person is or was serving in such capacity, provided such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, our best interests. These indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder. At present, no litigation or proceeding is pending that involves any of our directors or officers regarding which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

We maintain a directors’ and officers’ liability insurance policy. The policy insures directors and officers against unindemnified losses arising from certain wrongful acts in their capacities as directors and officers and reimburses us for those losses for which we lawfully indemnify the directors and officers. The policy contains various exclusions. Any underwriting agreement that the Registrant may enter into in connection with the sale of any securities registered hereunder may provide for indemnification to the Registrant’s directors and officers by the underwriters against certain liabilities.

Item 16. Exhibits.

The Exhibits to this Registration Statement are listed in the Exhibits Index on the last page and are incorporated by reference herein.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the ‘‘Calculation of Registration Fee’’ table in the effective Registration Statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Exhibit Description

1.1*	Underwriting Agreement.

3.1	Second Restated Certificate of Incorporation of The AZEK Company Inc. (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K, filed with the SEC on March 1, 2023).

3.2	Amended and Restated Bylaws of The AZEK Company Inc. (incorporated by reference to Exhibit 3.3 of the Company’s Quarterly Report on Form 10-Q, filed with the SEC on March 10, 2022).

4.1	Stockholders Agreement, by and among The AZEK Company Inc. and the other parties named therein (incorporated by reference to Exhibit 4.1 of the Company’s Quarterly Report on Form 10-Q, filed with the SEC on August 14, 2020).

4.2	Registration Rights Agreement, by and among The AZEK Company Inc. and the other parties named therein (incorporated by reference to Exhibit 4.2 of the Company’s Quarterly Report on Form 10-Q, filed with the SEC on August 14, 2020).

5.1	Opinion of Sullivan & Cromwell LLP.

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page hereto).

107	Calculation of Filing Fee Table.

*	To be filed by amendment to this Registration Statement or incorporated by reference from documents filed or to be filed with the SEC under the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois, on May 16, 2023.

The AZEK Company Inc.

By:	/s/ Jesse Singh
Jesse Singh
Chief Executive Officer, President and Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jesse Singh and Peter Clifford, and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jesse Singh Jesse Singh	Chief Executive Officer, President and Director (Principal Executive Officer)	May 16, 2023

/s/ Peter Clifford Peter Clifford	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 16, 2023 May 16, 2023

/s/ Gary Hendrickson Gary Hendrickson	Chairman of the Board of Directors	May 16, 2023

/s/ Sallie B. Bailey Sallie B. Bailey	Director	May 16, 2023

/s/ Fumbi Chima Fumbi Chima	Director	May 16, 2023

/s/ Howard Heckes Howard Heckes	Director	May 16, 2023

/s/ Natasha Li Natasha Li	Director	May 16, 2023

Signature	Title	Date

/s/ Vernon J. Nagel Vernon J. Nagel	Director	May 16, 2023

/s/ Ashfaq Qadri Ashfaq Qadri	Director	May 16, 2023

/s/ Bennett Rosenthal Bennett Rosenthal	Director	May 16, 2023

/s/ Brian Spaly Brian Spaly	Director	May 16, 2023